[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |


                                                                   PRESS RELEASE


FOR IMMEDIATE RELEASE
                                                     Contact:   Stephen A. Fowle

January 25, 2005                                                  (302) 571-6833



                       WSFS ANNOUNCES 4Q '04 EPS of $0.92

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $6.9 million, or $0.92 per diluted share. This includes earnings from continuing operations of $6.8 million, or $0.90 per share. This compares to income from continuing operations for the fourth quarter of 2003 of $6.2 million, or $0.79 per diluted share. Earnings per share from continuing operations improved $0.11, or 14% over this quarter last year.

         Highlights for the fourth quarter of 2004 include: (i) growth in net loans of $58.5 million, or 4%, over balances at September 30, 2004, concentrated in commercial and commercial real estate loans; (ii) continued strong asset quality with annualized net charge-offs of only 18 basis points, and the ratio of nonperforming assets (NPA) to total assets of only 18 basis points at December 31, 2004; and (iii) an increase in total retail deposits of $96.7 million, or 10%, over balances at September 30, 2004.

         The following is a brief discussion of the fourth quarter 2004 results.

Net Interest Income

         Net interest income for the fourth quarter of 2004 was $18.3 million. This compares favorably to $15.8 million for the same quarter in 2003 and $17.1 million for the third quarter of 2004. The net interest margin percentage of 3.38% for the fourth quarter of 2004 improved from

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
                                                                               2

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |


3.26% for the third quarter of 2004. For the fourth quarter, the net interest margin was positively impacted by, among other things, the actual experience of matured loans in the reverse mortgage portfolio. At December 31, 2004, the Company holds a second lien interest in 36 reverse mortgages. Performance of this remaining portfolio is highly dependent on housing prices in California and the timing of the maturity of the loans. As a result of these factors, and because of the small number of loans remaining, the Company can experience fluctuations in reverse mortgage income from quarter to quarter. The performance of the reverse mortgage portfolio resulted in interest income of $817,000 for the fourth quarter of 2004 compared to an average of $343,000 for each of the first three quarters of 2004. Had the reverse mortgage income in the fourth quarter been equal to the average prior quarterly experience of $343,000, the net interest margin would have been 3.29%, an improvement of 3 basis points over the third quarter of 2004.

         The margin was also positively affected by generally higher rates on loans, as overall portfolio yields have continued to trend upward due to higher prevailing rates combined with the Bank's recent robust growth in variable rate loans. Further, the gross yield on the Bank's mortgage-backed securities ("MBS") portfolio was 4.22% in the fourth quarter of 2004 versus 4.20% in the third quarter of 2004. The weighted average duration of the MBS portfolio was 2.8 years at December 31, 2004, unchanged from September 30, 2004.

         Loan and earning asset yields generally improved during the quarter in excess of the Company's cost of funds despite aggressive deposit promotions around new retail banking offices and other retail deposit initiatives. Importantly, during the quarter, the Company was able to both significantly grow loans and deposits and modestly improve its net interest margin.

Loans and Asset Quality

         Net loans grew $58.5 million, or 4%, during the fourth quarter of 2004 to $1.5 billion at December 31, 2004. Net loans grew $228.8 million, or 18%, versus December 31, 2003. Loan volume reflects the continued strong growth in commercial and commercial real estate (CRE) loans, which increased $60.9 million, or 7% from balances at September 30, 2004 and $222.3

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
                                                                               3

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |

million, or 33% from balances at December 31, 2003. The increase is primarily the result of gaining market share due to the addition of several seasoned, local relationship managers over the past few years. The table below summarizes the current loan balances and composition and recent changes in balances and composition.

                                            At                        At                   At
       (Dollars in thousands)          Dec. 31, 2004            Sept. 30, 2004        Dec. 31, 2003
                                     --------------------    --------------------  ---------------------

                                        Amount        %          Amount       %        Amount        %
                                      ----------     ---       ----------    ---     ----------     ---
Commercial and CRE                    $  902,880      59%      $  842,013     57%    $  680,557      52%
Residential                              441,839      29          444,860     30        458,237      35
Consumer                                 211,741      14          210,893     15        187,011      15
Allowance for loan losses                (24,222)     (2)         (24,052)    (2)       (22,386)     (2)
                                      ----------     ---       ----------    ---     ----------     ---
Net Loans                             $1,532,238     100%      $1,473,714    100%    $1,303,419     100%
                                      ==========     ===       ==========    ===     ==========     ===

         Non-performing assets (NPAs) totaled $4.6 million at December 31, 2004, a slight increase from the $4.5 million reported at September 30, 2004 but improved from the $5.5 million at December 31, 2003. NPAs as a percentage of total assets improved and were 0.18% at December 31, 2004 compared to 0.19% at September 30, 2004 and 0.25% at December 31, 2003. Annualized net charge offs in the fourth quarter 2004 were 0.18% of average loans compared to 0.02% for the third quarter of 2004, and 0.13% for the fourth quarter in 2003. While net charge-offs can vary significantly from quarter to quarter, asset quality measures have been both strong and improving for the last several years at the Company.

Deposits

         Total retail deposits increased $96.7 million, or 10%, during the fourth quarter to $1.1 billion at December 31, 2004 and increased $169.1 million, or 19% over December 31, 2003. Core deposit relationships (demand deposits, money market and savings accounts) increased $52.6 million, or 7% during the quarter and increased $108.3 million, or 17% over this time last year. The deposit growth was due, in part, to the opening of three new retail banking offices during the year, two of which were opened during the fourth quarter of 2004, and growth in deposits from commercial banking relationships. In addition, late in the third quarter of 2004, the Company successfully introduced, and heavily promoted, "High-Performance Checking", a

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
                                                                               4

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |

free checking product line designed to attract a greater share of market deposits over time. The following table summarizes the current retail deposit balances and composition and recent changes in balances and composition.

                                          At                         At                   At
      (Dollars in thousands)         Dec. 31, 2004             Sept. 30, 2004        Dec. 31, 2003
                                   -------------------        -----------------     ----------------

                                     Amount        %             Amount     %          Amount    %
                                   ----------     ---           --------   ---        --------  ---
Non-interest demand                $  246,592      23%          $229,999    24%       $215,819   25%
Savings                               289,041      28            302,141    32         316,976   36
Money market and int. demand          223,621      21            174,547    18         118,151   13
                                   ----------     ---           --------   ---        --------  ---
  Total core deposits                 759,254      72            706,687    74         650,946   74
Retail time                           292,928      28            248,799    26         232,113   26
                                   ----------     ---           --------   ---        --------  ---
  Total retail deposits            $1,052,182     100%          $955,486   100%       $883,059  100%
                                   ==========     ===           ========   ===        ========  ===


  Noninterest Income

         During the fourth quarter of 2004, the Corporation recorded noninterest income of $8.0 million, which was $1.5 million, or 23% greater than the fourth quarter of 2003. The increase was primarily due to: increases of $671,000 in card and ATM income during the quarter, primarily the result of underlying growth in volumes; $527,000 in income from the investment in Bank Owned Life Insurance (BOLI); and $591,000 in investment advisory fee income from Montchanin Capital Management, Inc., the Company's wealth management initiative which was effectively started in the first quarter of 2004 with the acquisition of 60% of Cypress Capital Management. These increases were partially offset by, among others, lower gains on the sales of loans, lower gains on the sales of securities and lower loan servicing income totaling $401,000. These decreases resulted primarily from reduced refinancing activity during the fourth quarter of 2004 as compared to the fourth quarter of 2003. ATM fee income growth trends from the Company's Cash Connect division may be negatively impacted in future quarters as a result of ATM industry consolidation and increased competition.

  Noninterest Expenses

         Noninterest expenses for the three months ended December 31, 2004 totaled $15.1 million, which was $2.5 million, or 20% more than the same quarter last year. Included in the

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
                                                                               5

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |

fourth quarter 2004 expenses were $569,000 in operating expenses from Montchanin Capital Management, Inc., the Company's wealth management initiative started in the first quarter of 2004. In addition, professional fees and temporary staffing costs associated with the initial compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (SOX 404) amounted to $469,000 in the fourth quarter of 2004. Future quarterly expenses associated with SOX 404 are not expected to be as high as this implementation quarter. Other operating expenses, especially salaries, occupancy and marketing expenses, increased primarily as a result of significant growth - growth in new retail banking offices, deposits, commercial loans, other initiatives - and their associated costs.

Income from Discontinued Operations

         During the fourth quarter of 2004, the Company recorded income of $143,000, net of income tax, as a result of improved loss experience at WSFS Credit Corporation. The Company discontinued this indirect automobile financing business in December 2000. At that time, there were 7,272 leases and 2,674 loans outstanding. At December 31, 2004, there were only 52 leases and 223 loans remaining.

Capital Management

         The Company did not repurchase any WSFS common stock during the fourth quarter of 2004. For the year the Company repurchased 373,900 or 5% of its shares at an average price of $48.15 per share. At December 31, 2004, the Company had 701,564 shares, or nearly 10% of its 7.1 million outstanding shares, remaining under the most recent share repurchase authorization.

         The ratio of tangible equity to assets was 7.80% at December 31, 2004. The Tier 1 capital ratio was 14.41%, which is far in excess of the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $27.55 at December 31, 2004.

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
                                                                               6

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |

         Marvin N. Schoenhals, Chairman and President of WSFS said, "We are very proud of our fourth quarter and full-year results because they reflect the continued success of our strategic focus on Delaware banking and the dedication and hard work of all of our nearly 500 Associates." Mr. Schoenhals went on to say, "In 2004, our growth in commercial loans was $222 million, or 33%, and our growth in retail deposits was $169 million, or 19%, both well above industry averages. Income from continuing operations was $3.39 per share for the year ended December 31, 2004, a growth of 31% over the $2.58 per share earned in 2003. The full-service retail banking offices we opened in 2004 in Rehoboth, Camden and Middletown, Delaware now provide our customers with added convenience to serve all their banking needs. We look forward to opening more offices during 2005 and meeting the needs of more Delawareans."

         WSFS Financial Corporation is a $2.5 billion financial services company. At December 31, 2004, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 24 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other continuing operating subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                   ----------------

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

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
                                                                               7

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                    Three months ended             Twelve months ended
                                                       ---------------------------------------- --------------------------
                                                        December 31, September 30,  December 31, December 31, December 31,
                                                           2004          2004          2003          2004         2003
                                                       ------------ -------------  ------------ ------------- ------------
Interest income:
Interest and fees on loans                             $    21,897  $     19,882   $    18,302  $     78,101  $    72,001
Interest on mortgage-backed securities                       5,442         5,468         4,568        20,326       14,874
Interest and dividends on investment securities              1,508         1,090           766         4,946        1,479
Other interest income                                          218           161           109           737          945
                                                       ------------ -------------  ------------ ------------- ------------
                                                            29,065        26,601        23,745       104,110       89,299
                                                       ------------ -------------  ------------ ------------- ------------
Interest expense:
Interest on deposits                                         3,450         2,320         1,716         9,395        8,189
Interest on Federal Home Loan Bank advances                  5,978         6,011         5,325        23,430       19,918
Interest on federal funds purchased and
  securities sold under agreements to repurchase               690           561           387         2,064          927
Interest on trust preferred borrowings                         634           551           485         2,184        1,963
Interest on other borrowings                                    57            38            51           173          304
                                                       ------------ -------------  ------------ ------------- ------------
                                                            10,809         9,481         7,964        37,246       31,301
                                                       ------------ -------------  ------------ ------------- ------------

Net interest income                                         18,256        17,120        15,781        66,864       57,998
Provision for loan losses                                      847           996           525         3,217        2,550
                                                       ------------ -------------  ------------ ------------- ------------
Net interest income after provision for loan
  losses                                                    17,409        16,124        15,256        63,647       55,448
                                                       ------------ -------------  ------------ ------------- ------------
Noninterest income:
Credit/debit card and ATM income                             3,220         3,277         2,549        12,137        9,749
Deposit service charges                                      2,373         2,315         2,453         9,389        9,119
Investment advisory income                                     591           584             -         2,262            -
Bank owned life insurance income                               527           558             -         2,190            -
Loan servicing fee income                                      506           518           625         2,182        2,850
(Loss) gain on sales of loans                                   (5)           77           139           439        1,517
Securities gains (losses)                                       40           (15)          178           249          515
Other income                                                   760           846           570         3,102        2,416
                                                       ------------ -------------  ------------ ------------- ------------
                                                             8,012         8,160         6,514        31,950       26,166
                                                       ------------ -------------  ------------ ------------- ------------
Noninterest expenses:
Salaries, benefits and other compensation                    8,019         7,655         6,587        30,723       26,544
Occupancy expense                                            1,244         1,151         1,062         4,666        4,040
Equipment expense                                              937           969           994         3,696        3,777
Data processing and operations expense                         832           815           707         3,246        2,812
Professional fees                                            1,058           607           851         2,496        2,673
Marketing expense                                              803           465           348         2,329        1,602
Other operating expenses                                     2,212         2,505         2,013         8,543        7,969
                                                       ------------ -------------  ------------ ------------- ------------
                                                            15,105        14,167        12,562        55,699       49,417
                                                       ------------ -------------  ------------ ------------- ------------


Income from continuing operations before
  minority interest and taxes                               10,316        10,117         9,208        39,898       32,197
Less minority interest                                          32            66             -           190            -
                                                       ------------ -------------  ------------ ------------- ------------
Income from continuing operations before taxes              10,284        10,051         9,208        39,708       32,197
Income tax provision                                         3,528         3,499         3,020        13,951       10,964
                                                       ------------ -------------  ------------ ------------- ------------
Income from continuing operations                            6,756         6,552         6,188        25,757       21,233
Income on wind-down of discontinued operations,
  net of taxes                                                 143             -             -           143            -
Gain on sale of businesses held-for-sale,
  net of taxes                                                   -             -           400             -       41,789
                                                       ------------ -------------  ------------ ------------- ------------
Net income                                             $     6,899  $      6,552   $     6,588  $     25,900  $    63,022
                                                       ============ =============  ============ ============= ============

Diluted earnings per share:
Income from continuing operations                      $      0.90   $      0.88   $      0.79  $       3.39  $      2.58
Income on wind-down of discontinued operations,
  net of taxes                                                0.02             -             -          0.02            -
Gain on sale of businesses held-for-sale,
  net of taxes                                                   -             -          0.05             -         5.07
                                                       ------------ -------------  ------------ ------------- ------------
Net income                                             $      0.92  $       0.88   $      0.84  $       3.41  $      7.65
                                                       ============ =============  ============ ============= ============


Weighted average shares outstanding for diluted EPS      7,502,939     7,454,990     7,847,779     7,592,536    8,237,927
==========================================================================================================================
Performance Ratios (continuing operations only):

Return on average assets (a)                                  1.10%         1.09%         1.15%         1.10%        1.09%
Return on average equity (a)                                 13.99         14.22         13.10         13.54        10.60
Net interest margin (a)(b)                                    3.38          3.26          3.24          3.24         3.29
Efficiency ratio (c)                                         56.89         55.42         55.63         55.73        57.94
==========================================================================================================================


See "Notes"

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                         December 31,     September 30,    December 31,
                                                             2004             2004             2003
                                                        ---------------   --------------   -------------
Summary Statement of Condition:

Assets:
Cash and due from banks                                 $       61,328    $      54,088    $     46,709
Cash in non-owned ATMs                                         131,150          123,765         113,711
Investment securities (d)(e)                                    97,376           98,338         116,488
Other investments                                               44,477           62,497          44,771
Mortgage-backed securities (d)                                 524,144          515,832         530,552
Net loans (f)(g)                                             1,532,238        1,473,714       1,303,419
Loans held for sale (f)                                          3,229            2,491           1,458
Bank owned life insurance                                       52,190           51,663               -
Other assets                                                    55,736           51,882          40,495
Loans, operating leases and
 other assets of discontinued operations                         1,088            1,873           9,474
                                                        ---------------   --------------   -------------
    Total assets                                        $    2,502,956    $   2,436,143    $  2,207,077
                                                        ===============   ==============   =============
Liabilities and Stockholders' Equity:
Noninterest-bearing deposits                            $      246,592    $     229,999    $    215,819
Interest-bearing deposits                                      805,590          725,487         667,240
                                                        ---------------   --------------   -------------
    Total retail deposits                                    1,052,182          955,486         883,059
Jumbo CD's - non retail                                         44,903           51,873          40,274
Brokered CD's                                                  137,877          124,884               -
                                                        ---------------   --------------   -------------
    Total deposits                                           1,234,962        1,132,243         923,333

Federal Home Loan Bank advances                                837,063          878,623         843,296
Other borrowings                                               217,093          218,982         237,762
Other liabilities                                               17,296           16,665          14,648
                                                        ---------------   --------------   -------------

    Total liabilities                                        2,306,414        2,246,513       2,019,039
                                                        ---------------   --------------   -------------

Minority interest                                                  239              258              46

Stockholders' equity                                           196,303          189,372         187,992
                                                        ---------------   --------------   -------------
Total liabilities, minority interest and
  stockholders' equity                                  $    2,502,956    $   2,436,143    $  2,207,077
                                                        ===============   ==============   =============

========================================================================================================

Capital Ratios:

Equity to asset ratio                                             7.84 %           7.77 %          8.52 %
Tangible equity to asset ratio                                    7.80             7.73            8.52
Core capital (h) (required: 4.00%;
  well-capitalized: 5.00%)                                        9.69             9.65           10.63
Tier 1 Capital (h) (required: 4.00%;
  well-capitalized: 6.00%)                                       14.41            14.61           17.08
Risk-based capital (h) (required: 8.00%;
  well-capitalized: 10.00%)                                      15.34            15.53           17.94

========================================================================================================

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                                       $        4,396    $       4,368    $      5,243
Assets acquired through foreclosure                                217              159             301
                                                        ---------------   --------------   -------------
     Total nonperforming assets                         $        4,613    $       4,527    $      5,544
                                                        ===============   ==============   =============

Past due loans (i)                                      $          807    $         328    $      1,192

Allowance for loan losses                               $       24,222    $      24,052    $     22,386

Ratio of nonperforming assets to total assets                     0.18 %           0.19 %          0.25 %
Ratio of allowance for loan losses to total gross
     loans (j)                                                    1.56             1.61            1.69
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                                     524              524             422
Ratio of quarterly net charge-offs to
     average gross loans (a)(f)                                   0.18             0.02            0.13

========================================================================================================

See "Notes"

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                           Three months ended
                                    -----------------------------------------------------------------------------------------------
                                           December 31, 2004               September 30, 2004              December 31, 2003
                                    -------------------------------- -----------------------------   ------------------------------
                                     Average             Yield/      Average            Yield/        Average           Yield/
                                     Balance   Interest  Rate (a)(b) Balance   Interest Rate (a)(b)   Balance  Interest Rate (a)(b)
                                    ---------- --------  ----------- --------  ------- -----------   ----------------  ------------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real estate loans     $  508,948  $ 7,716    6.06 %  $  450,707  $ 6,409     5.69 %   $  375,526 $ 5,282      5.63 %
  Residential real estate loans       443,023    5,745    5.19       445,748    5,830     5.23        458,682   6,367      5.55
  Commercial loans                    370,370    4,971    5.55       350,263    4,254     5.07        284,206   3,299      4.93
  Consumer loans                      210,718    3,420    6.46       210,449    3,356     6.34        190,318   3,302      6.88
                                   ----------  -------            ----------  -------              ---------- -------
     Total loans                    1,533,059   21,852    5.78     1,457,167   19,849     5.53      1,308,732  18,250      5.67
Mortgage-backed securities (d)        515,276    5,442    4.22       520,356    5,468     4.20        526,492   4,568      3.47
Loans held-for-sale (f)                 2,799       45    6.43         2,349       33     5.62          4,478      52      4.64
Investment securities (d)(e)           97,686    1,508    6.17       109,086    1,090     4.00        103,177     766      2.97
Other interest-earning assets          46,993      218    1.85        48,784      161     1.31         43,332     109      1.00
                                   ----------  -------            ----------  -------              ---------- -------
     Total interest-earning assets  2,195,813   29,065    5.35     2,137,742   26,601     5.03      1,986,211  23,745      4.84
                                               -------                        -------                         -------

Allowance for loan losses             (24,403)                       (23,482)                         (22,368)
Cash and due from banks                57,964                         54,439                           48,884
Cash in non-owned ATMs                125,190                        126,808                           97,838
Loans, operating leases and other
  assets of discontinued operations     1,422                          2,992                           12,237
Bank owned life insurance              51,852                         51,302                                -
Other noninterest-earning assets       50,663                         48,963                           38,509
                                   ----------                     ----------                       ----------
     Total assets                  $2,458,501                     $2,398,764                       $2,161,311
                                   ==========                     ==========                       ==========

Liabilities and
Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Money market and interest-
      bearing demand               $  196,673  $   471    0.95    $  146,665  $   236     0.64     $  112,552  $   64      0.23
   Savings                            295,088      284    0.38       316,910      318     0.40        321,495     340      0.42
   Retail time deposits               277,275    1,784    2.56       225,906    1,128     1.99        234,287   1,181      2.00
                                   ----------  -------            ----------  -------              ---------- -------
     Total interest-bearing
       retail deposits                769,036    2,539    1.31       689,481    1,682     0.97        668,334   1,585      0.94
   Jumbo certificates of
     deposit-nonretail                 50,852      238    1.86        50,578      211     1.66         36,684     131      1.42
   Brokered certificates of
     deposit                          131,333      673    2.04       102,067      427     1.66              -       -         -
                                   ----------  -------            ----------  -------              ---------- -------
     Total interest-bearing
       deposits                       951,221    3,450    1.44       842,126    2,320     1.10        705,018   1,716      0.97

FHLB of Pittsburgh advances           849,734    5,989    2.76       899,922    6,038     2.63        814,894   5,431      2.61
Trust preferred borrowings             51,547      634    4.81        51,547      551     4.18         50,000     485      3.80
Other borrowed funds                  167,681      747    1.78       177,392      599     1.35        185,877     438      0.94
Cost of funding discontinued
  operations                                       (11)                           (27)                           (106)
                                   ----------  -------            ----------  -------              ---------- -------
     Total interest-bearing
       liabilities                  2,020,183   10,809    2.14     1,970,987    9,481     1.92      1,755,789   7,964      1.81
                                               -------                        -------                         -------

Noninterest-bearing demand
  deposits                            227,369                        227,319                          196,824
Other noninterest-bearing
  liabilities                          17,477                         15,929                           19,702
Minority interest                         260                            259                               50
Stockholders' equity                  193,212                        184,270                          188,946
                                   ----------                     ----------                       ----------
Total liabilities and
  stockholders' equity             $2,458,501                     $2,398,764                       $2,161,311
                                   ==========                     ==========                       ==========

Excess of interest-earning
   assets over interest-bearing
   liabilities                     $  175,630                     $  166,755                       $  230,422
                                   ==========                     ==========                       ==========

Net interest and dividend income              $ 18,256                        $17,120                         $15,781
                                              ========                        =======                         =======

Interest rate spread                                     3.21%                           3.11%                            3.03%
                                                         ====                            ====                             ====

Net interest margin                                      3.38%                           3.26%                            3.24%
                                                         ====                            ====                             ====

See "Notes"

[LOGO]  WSFS FINANCIAL        |    838 Market Street, Wilmington, Delaware 19801
             CORPORATION      |

     WSFS FINANCIAL CORPORATION
     FINANCIAL HIGHLIGHTS (Continued)
     (Dollars in thousands, except per share data)
     (Unaudited)


                                                                 Three months ended                   Twelve months ended
                                                       -----------------------------------------  ----------------------------
                                                       December 31,  September 30,  December 31,  December 31,   December 31,
                                                           2004           2004         2003          2004           2003
                                                       -----------------------------------------  ----------------------------
     Stock Information:

     Market price of common stock:
         High                                               $ 62.26       $ 53.39      $ 46.70        $ 62.26       $ 46.70
         Low                                                  50.23         48.05        42.00          44.43         30.96
         Close                                                60.00         50.00        44.85          60.00         44.85
     Book value per share                                     27.70         26.92        25.68
     Tangible book value per share                            27.55         26.76        25.68
     Number of shares outstanding (000s)                      7,086         7,036        7,321
============================================================================================================================

     Other Financial Data:

     One-year repricing gap to total assets (m)               (0.81)%       (0.65)%      (7.95)%
     Number of associates (FTEs) (n)                            490           486          431
     Number of branch offices                                    24            23           23

============================================================================================================================


     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)  Includes securities available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n) Includes the FTEs of WCC (discontinued operations) and Cypress Capital Management (controlled, but not wholly owned subsidiary).